PacBio Announces Record Revenue in First Quarter 2023

Menlo Park, Calif. – May 2, 2023 – PacBio (NASDAQ: PACB) today announced financial results for the quarter ended March 31, 2023.

First quarter results
•Revenue of $38.9 million, a 17% increase compared with $33.2 million in the prior year period.
•Shipped 38 sequencing systems in the first quarter, including 32 Revio systems and 6 Sequel IIe systems.
•Instrument revenue of $20.7 million compared with $15.6 million in the prior-year period.
•Consumables revenue of $14.0 million compared with $12.7 million in the prior-year period.
•Service and other revenue of $4.2 million compared with $4.9 million in the prior-year period.
Gross profit for the first quarter of 2023 was $9.8 million, representing a 31% decrease compared with $14.2 million for the first quarter of 2022 and a gross margin of 25% in the first quarter of 2023 compared to 43% for the first quarter of 2022. Non-GAAP gross profit for the first quarter of 2023 was $9.9 million and represented a non-GAAP gross margin of 26% in the first quarter of 2023, compared to 43% for the first quarter of 2022 (see accompanying tables for reconciliations of GAAP and non-GAAP measures).
Operating expenses totaled $101.0 million for the first quarter of 2023, compared to $91.7 million for the first quarter of 2022. Non-GAAP operating expenses totaled $88.7 million for the first quarter of 2023, compared to $92.7 million for the first quarter of 2022. Operating expenses for the first quarter of 2023 and the first quarter of 2022 included non-cash share-based compensation of $16.0 million and $20.9 million, respectively.
Net loss for the first quarter of 2023 was $88.0 million, compared to a net loss of $81.5 million for the first quarter of 2022. Non-GAAP net loss was $75.5 million for the first quarter of 2023, compared to $82.3 million for the first quarter of 2022.
Net loss per share for the first quarter of 2023 was $0.36 compared to net loss per share of $0.37 for the first quarter of 2022. Non-GAAP net loss per share for the first quarter of 2023 was $0.31 compared to $0.37 for the first quarter of 2022.
GAAP and non-GAAP gross profit, net loss, and net loss per share in the first quarter of 2023 reflect adjustments of approximately $3.5 million for excess consumables inventory primarily resulting from the decline in demand for Sequel II/IIe consumables due to customers’ product transition to Revio.
Cash, cash equivalents, and investments, excluding short- and long-term restricted cash, at March 31, 2023, totaled $874.9 million, compared to $772.3 million at December 31, 2022.

Updates since our last earnings release
•Commenced commercial shipment of the Revio sequencing system and shipped 32 systems in the first quarter.
•Received our first orders for the Onso short-read sequencing system.
•Released new workflows in collaboration with Corteva Agriscience that enable the sequencing of thousands of plant and microbial genome samples annually.
•Introduced new Nanobind DNA Extraction kits, compatible with leading automation platforms, that facilitate high-quality DNA extraction from diverse samples in a high throughput setting.
•Launched 'Paraphase,' an informatics method that accurately genotypes gene paralogs and pseudogenes, allowing for improved variant calling, copy number analysis, and phasing.
"PacBio is off to a strong start this year with record quarterly revenue. The Revio launch is exceeding our expectations with our customers achieving performance above our specifications for the system," said Christian Henry, President and Chief Executive Officer. "We’ve shipped to dozens of customers worldwide who’ve shared their excitement for deploying Revio’s paradigm-changing throughput and economics. Strong customer demand continued in the first quarter and we ended Q1 with our second consecutive quarter of record backlog."

Quarterly Conference Call Information
Management will host a quarterly conference call to discuss its first quarter ended March 31, 2023, results today at 4:30 p.m. Eastern Time. Investors may listen to the call by dialing 1-888-349-0136, if outside the U.S., by dialing 1-412-317-0459, requesting to join the “PacBio Q1 Earnings Call". The call will be webcast live and available for replay at PacBio's website at https://investor.pacificbiosciences.com.
About PacBio
Pacific Biosciences of California, Inc. (NASDAQ: PACB) is a premier life science technology company that is designing, developing, and manufacturing advanced sequencing solutions that enable scientists and clinical researchers to improve their understanding of the genome and ultimately, resolve genetically complex problems. Our products and technology under development stem from two highly differentiated core technologies focused on accuracy, quality, and completeness, which include our existing HiFi long-read sequencing technology and our emerging short-read Sequencing by Binding (SBBTM) technology. Our products address solutions across a broad set of applications, including human genomics, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.
PacBio products are provided for research use only. Not for use in diagnostic procedures.
Statement regarding use of non‐GAAP financial measures
The Company reports non‐GAAP results for basic and diluted net income and loss per share, net income, net loss, gross margins, gross profit and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. The Company believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The Company's financial measures under GAAP include substantial charges that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. The amortization of acquired intangible assets excluded from GAAP financial measures relates to acquired intangible assets that were recorded as part of the purchase accounting during the year ended December 31, 2021. Such intangible assets contribute to revenue generation and its amortization will recur in future periods until they are fully amortized. Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare the Company’s performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements relating to the availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies; expectations with respect to customer demand for our products and technologies and growth in our business; and the impact of new products, including the Revio and Onso systems. Reported results and orders for the Revio and Onso systems should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales, including the Onso system; potential cancellation of existing instrument orders; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; the impact of U.S. export restrictions on the shipment of PacBio products to certain countries; rapidly changing technologies and extensive competition in genomic sequencing; unanticipated increases in costs or expenses; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; potential product performance and quality issues and potential delays in development timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities using our products; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; and other risks associated with macroeconomic conditions such as uncertain capital markets, pandemic-related lockdowns, heightened inflation, war in Europe; and risks associated with international operations, among others. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.

The unaudited condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.
Contacts
Investors:
Todd Friedman
650.521.8450
ir@pacb.com
Media:
Lizelda Lopez
pr@pacb.com

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Revenue:
Product revenue	$34,654	$22,771	$28,244
Service and other revenue	4,246	4,582	4,929
Total revenue	38,900	27,353	33,173
Cost of Revenue:
Cost of product revenue	25,164	15,045	14,820
Cost of service and other revenue	3,792	3,280	4,015
Amortization of intangible assets	183	183	183
Loss on purchase commitment	—	3,705	—
Total cost of revenue	29,139	22,213	19,018
Gross profit	9,761	5,140	14,155
Operating Expense:
Research and development	48,939	42,623	52,937
Sales, general and administrative	39,818	45,003	39,804
Change in fair value of contingent consideration (1)	12,256	4,598	(1,063)
Total operating expense	101,013	92,224	91,678
Operating loss	(91,252)	(87,084)	(77,523)
Interest expense	(3,630)	(3,648)	(3,697)
Other income (expense), net	6,867	6,348	(279)
Loss before expense (benefit) from income taxes	(88,015)	(84,384)	(81,499)
Expense (benefit) from income taxes	—	—	—
Net loss	$(88,015)	$(84,384)	$(81,499)

Net loss per share:
Basic	$(0.36)	$(0.37)	$(0.37)
Diluted	$(0.36)	$(0.37)	$(0.37)

Shares used in computing net loss per share:
Basic	242,032	226,241	222,289
Diluted	242,032	226,241	222,289
__________________
(1)Change in fair value of contingent consideration during the three months ended March 31, 2023, December 31, 2022, and March 31, 2022 was due to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2023	December 31, 2022
Assets
Cash and investments	$874,892	$772,318
Accounts receivable, net	29,589	18,786
Inventory, net	61,955	50,381
Prepaid and other current assets	14,375	10,289
Property and equipment, net	40,833	41,580
Operating lease right-of-use assets, net	38,247	39,763
Restricted cash	3,222	3,222
Intangible assets, net	410,011	410,245
Goodwill	409,974	409,974
Other long-term assets	13,319	10,528
Total Assets	$1,896,417	$1,767,086

Liabilities and Stockholders' Equity
Accounts payable	$17,390	$12,028
Accrued expenses	19,380	32,596
Deferred revenue	32,715	32,292
Operating lease liabilities	47,987	49,956
Contingent consideration liability	184,350	172,094
Convertible senior notes, net	896,839	896,683
Other liabilities	5,639	8,533
Stockholders' equity	692,117	562,904
Total Liabilities and Stockholders' Equity	$1,896,417	$1,767,086

Pacific Biosciences of California, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
GAAP net loss	$(88,015)	$(84,384)	$(81,499)
Change in fair value of contingent consideration (1)	12,256	4,598	(1,063)
Amortization of acquired intangible assets	228	228	228
Non-GAAP net loss	$(75,531)	$(79,558)	$(82,334)

GAAP net loss per share	$(0.36)	$(0.37)	$(0.37)
Change in fair value of contingent consideration (1)	0.05	0.02	—
Amortization of acquired intangible assets	—	—	—
Other adjustments and rounding differences	—	—	—
Non-GAAP net loss per share	$(0.31)	$(0.35)	$(0.37)

GAAP gross profit	$9,761	$5,140	$14,155
Amortization of acquired intangible assets	183	183	183
Non-GAAP gross profit	$9,944	$5,323	$14,338

GAAP gross profit %	25%	19%	43%

Non-GAAP gross profit %	26%	19%	43%

GAAP total operating expense	$101,013	$92,224	$91,678
Change in fair value of contingent consideration (1)	(12,256)	(4,598)	1,063
Amortization of acquired intangible assets	(45)	(45)	(45)
Non-GAAP total operating expense	$88,712	$87,581	$92,696
__________________
(1)Change in fair value of contingent consideration was related to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.